  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 2002
                          REGISTRATION NO. 333- ______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CONNETICS CORPORATION
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                       94-3173928
(State of incorporation)                    (I.R.S. Employer Identification No.)


                             3290 WEST BAYSHORE ROAD
                               PALO ALTO, CA 94303
                    (Address of principal executive offices)


                                STOCK PLAN (2000)
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                       1995 DIRECTORS' STOCK OPTION PLAN
                      2002 NON-OFFICER EMPLOYEE STOCK PLAN
                            (Full Title of the Plans)


                                THOMAS G. WIGGANS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              CONNETICS CORPORATION
                             3290 WEST BAYSHORE ROAD
                               PALO ALTO, CA 94303
                                 (650) 843-2800
 (Name, address and telephone number, including area code, of agent for service)


                           CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                        PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
TITLE OF SECURITIES                AMOUNT TO BE         OFFERING PRICE     AGGREGATE             REGISTRATION
TO BE REGISTERED                   REGISTERED(1)        PER SHARE(2)       OFFERING PRICE(2)     FEE
-------------------------------------------------------------------------------------------------------------

Common Stock,
$0.001 par value, to
be issued under:(3)
-------------------------------------------------------------------------------------------------------------
Stock Plan (2000)
     Issuable upon Exercise
     of Outstanding Options          705,898 shares     $11.90(4)          $ 8,400,186.20(4)     $  772.82(4)

     Reserved for Future Grants      203,414 shares     $11.95(5)          $ 2,430,797.30(5)     $  223.63(5)
-------------------------------------------------------------------------------------------------------------
1995 Employee Stock                  150,697 shares     $11.95(5)          $ 1,800,829.15(5)     $  165.68(5)
 Purchase Plan
-------------------------------------------------------------------------------------------------------------
1995 Directors' Stock                200,000 shares     $11.95(5)          $ 2,390,000.00(5)     $  219.88(5)
 Option Plan
-------------------------------------------------------------------------------------------------------------
2002 Non-Officer
Employee Stock Plan

   Issuable upon Exercise
   of Outstanding Options            106,250 shares     $11.97(4)          $ 1,271,812.50(4)     $  117.00(4)

   Reserved for Future Grants        393,750 shares     $11.95(5)          $ 4,705,312.50(5)     $  432.89(5)
-------------------------------------------------------------------------------------------------------------
 TOTAL                             1,760,009 shares                        $20,998,937.65        $1,931.90
=============================================================================================================

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under any of the referenced plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of common stock.

(2)  Estimated solely for the purpose of determining the registration fee.

(3) Each share of common stock being registered pursuant to this Registration Statement includes a right to purchase one one-thousandth of a share of Series B Participating Preferred Stock pursuant to an Amended and Restated Preferred Stock Rights Agreement between the Registrant and EquiServe Trust Company, N.A., as Rights Agent.

(4) Computed in accordance with Rule 457(h) under the Securities Act of 1933 based on the weighted average per share exercise price of outstanding options under the referenced plan.

(5) Computed in accordance with Rule 457(h) and Rule 457(c) under the Securities Act. Based on the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq National Market on February 6, 2002.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents and information filed with the Securities and Exchange Commission (the "SEC") by the Registrant (File No. 0-27406) are hereby incorporated by reference into this Registration Statement:

        a) Connetics' Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on April 2, 2001;

        b) Connetics' Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, filed with the SEC on May 15, 2001, August 14, 2001 and November 14, 2001, respectively;

        c) Connetics' Current Reports on Form 8-K filed with the SEC on April 2, 2001, May 4, 2001, May 11, 2001, May 23, 2001 and January 2,
            2002;

        d) The description of Connetics' common stock contained in the Registration Statement on Form 8-A dated December 8, 1995, including any amendments or reports filed with the SEC for the purpose of updating such description; and

        e) The description of Connetics' Preferred Share Purchase Rights contained in the Registration Statement on Form 8-A dated May 20, 1997 and filed with the SEC on May 23, 1997, as amended by Amendment No. 1 thereto on Form 8-A/A dated November 27, 2001 and filed with the SEC on November 28, 2001, including any amendments or reports filed with the SEC for the purpose of updating such description.

               All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the date such documents are filed. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.        DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6.        INDEMNIFICATION OF OFFICERS AND DIRECTORS.

               Section 145 of the Delaware General Corporation Law provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

               Article IX of Connetics' Amended and Restated Certificate of Incorporation and Article VII of its Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by law. In addition, Connetics has entered into Indemnification Agreements with its officers and directors and maintains director and officer liability insurance.

               The foregoing summaries are not intended to be complete and are necessarily subject to the complete text of the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and the arrangements referred to above, and are qualified in their entirety by reference thereto.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8.        EXHIBITS.  See Index to Exhibits (PAGE 7).

ITEM 9.        UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California.



                                      Connetics Corporation
                                      a Delaware corporation


                                      By:  /s/ JOHN L. HIGGINS
                                         ---------------------------------------
                                      John L. Higgins
                                      Executive Vice President, Finance and
                                      Administration and Chief Financial Officer

Date: February 8, 2002

                                POWER OF ATTORNEY


        KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Katrina J. Church and John L. Higgins, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                   TITLE                                           DATE
PRINCIPAL EXECUTIVE OFFICER:

/s/ THOMAS G. WIGGANS       President, Chief Executive Officer,             February 8, 2002
-----------------------     and Director
Thomas G. Wiggans


PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

/s/ JOHN L. HIGGINS         Executive Vice President, Finance and           February 8, 2002
-----------------------     Administration and Chief Financial Officer
John L. Higgins

/s/ G. KIRK RAAB            CHAIRMAN OF THE BOARD AND DIRECTOR              February 8, 2002
-----------------------
G. Kirk Raab

/s/ ALEXANDER E. BARKAS     DIRECTOR                                        February 8, 2002
-----------------------
Alexander E. Barkas

/s/ EUGENE A. BAUER         DIRECTOR                                        February 8, 2002
----------------------
Eugene A. Bauer

/s/ JOHN C. KANE            DIRECTOR                                        February 8, 2002
----------------------
John C. Kane

/s/ THOMAS D. KILEY         DIRECTOR                                        February 8, 2002
----------------------
Thomas D. Kiley

/s/ GLENN A. OCLASSEN       DIRECTOR                                        February 8, 2002
---------------------
Glenn A. Oclassen

/s/ LEON E. PANETTA         DIRECTOR                                        February 8, 2002
----------------------
Leon E. Panetta

                                INDEX TO EXHIBITS



EXHIBIT
NUMBER
-------

  4.1          Stock Plan (2000) (incorporated by reference to Exhibit 4.4 to
               Registration Statement on Form S-8, File No. 333-85155, filed with the Commission on August 13, 1999).

  4.2          1995 Employee Stock Purchase Plan (incorporated by reference to
               Exhibit 4.1 to Registration Statement on Form S-8, File No.
               333-46562, filed with the Commission on September 25, 2000).

  4.3          1995 Directors' Stock Option Plan

  4.4          2002 Non-Officer Employee Stock Plan

  5.1          Opinion of Morrison & Foerster LLP

 23.1          Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

 23.2          Consent of Ernst & Young LLP, Independent Auditors

 24.1          Power of Attorney (SEE PAGE 6)






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